Exhibit 10.9

PERINI CORPORATION

1982 STOCK OPTION AND LONG TERM

PERFORMANCE INCENTIVE PLAN

AS AMENDED

1.	Purpose

The Plan is intended to enhance the profitability and value of the Perini Corporation for the benefit of its stockholders by permitting the Corporation to grant stock ownership and long-term award opportunities to officers and other key employees. These opportunities are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation’s continued success. Further, the availability and offering of award opportunities under the Plan is intended to enhance the Corporation’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation will depend. Through stock option grants and cash performance awards tied to the achievement of preestablished multi-year strategic goals, the proprietary position and outlook of officers and key employees is furthered, thus tying their personal interests more closely to those of stockholders.

2.	Definitions

For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

(a) “Agreement” shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of a Stock Option granted to such Participant.

(b) “Award” shall mean a Stock Option or Performance Unit Award granted to a Participant.

(c) “Award Period” shall mean a period of not less than three or more than five consecutive calendar years, as determined by the Committee. Such determination shall be made prior to the end of the first six months of the Award Period over which the designated Units are to be earned. No more than one Award Period may commence during any single calendar year.

(d) “Beneficiary” shall mean the person or persons, who may be designated by a Participant from time to time in writing to the Committee, and who shall receive, if the Participant dies, any payments due for Units earned under the Plan or any Option exercise rights.

(e) “Board” shall mean the Board of Directors of the Corporation.

(f) “Certificate” shall mean a written notice delivered to a Participant which states that s/he is the holder of a Performance Unit Award and specifies the terms and conditions of such Award.

(g) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be a member of the Board and shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

(i) “Common Stock” shall mean the Common Stock of the Corporation having a par value of $1.00 per share.

(j) “Corporation” shall mean Perini Corporation.

(k) “Employee” shall mean any person who is employed on a full time basis by the Corporation or any subsidiary corporation of the Corporation and who is compensated, at least in part, on a regular salary basis.

(l) “Fair Market Value” shall mean, with respect to any given day, the mean average of the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

(m) “Incentive Stock Option” shall mean a stock option which is intended to meet and comply with the terms and conditions for an “incentive stock option” as set forth in Section 422A of the Code.

(n) “Participant” shall mean an Employee, including an Employee who may also be a member of the Board, who is granted an Award under the Plan.

(o) “Payment Value” shall mean the amount per Unit to be paid to a Participant upon the conclusion of an Award Period for the achievement of a Performance Goal specified for such Award Period for such Participant.

(p) “Performance Goal” shall mean such Award Period objective or objectives, as measured by important internal and/or competitor performance indicators of the Corporation’s, a subsidiary’s or a division’s results during an Award Period as the Committee shall determine prior to the end of the first six months of such Award Period. The Performance indicators used may include earnings per share, return on stockholders’ equity, return on revenues or any other similar financial standards.

(q) “Performance Unit” or “Unit” shall mean a right to receive a payment of one hundred dollars ($100) if the Target Objective for Performance Goal is attained or a greater or lesser amount, as determined by the applicable Earn Out Schedule, if the greater or lesser amount is attained.

(r) “Performance Unit Award” shall mean an Award of Units to a Participant for an Award Period.

(s) “Plan” shall mean the Perini Corporation 1982 Stock Option and Long Term Performance Incentive Plan as set forth herein and as amended from time to time.

(t) “Stock Option” or “Option” shall mean a right, including an Incentive Stock Option, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax “qualified” stock options which may be incorporated and defined in the Code as it may from time to time be amended.

(u) “Subsidiary corporation” shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 425(f) of the Code.

3.	Administration

(a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

(b) The determination of those eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

(c) The Committee may cancel any Awards awarded under the Plan if a Participant conducts oneself in a manner which the Committee determines to be inimical to the best interests of the Corporation. Any decision made, or action taken, by the Committee, arising out of, or in connection with, the interpretation and administration of the Plan shall be final and conclusive.

4.	Common Stock and Unit Limits

(a) The total number of shares of Common Stock available for grants of Stock Options under the Plan shall be 637,760, subject to adjustment in accordance with Section 8 of the Plan, which shares may be either authorized but unissued or reacquired shares of Common Stock. If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall again be available for grants.

(b) The total number of Units which may be awarded under the Plan shall be 125,000. Within the foregoing limitation, Units which are not earned out for an Award Period which are forfeited or cancelled shall become again available for the granting of Awards.

(c) The number of Units which may be awarded to any Participant for any Award period shall not exceed an aggregate value, as determined by using the Target Objective value of one hundred dollars ($100) per Unit, of 100% of such Participant’s annual salary at the start of the Award Period.

(d) The maximum Payment Value shall be two hundred dollars ($200) for any Unit granted for an Award Period and such maximum amount will only be payable upon attainment of the Maximum Objectives for the particular Award and Award Period.

5.	Eligibility for Participation

(a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to key Employees. Further, grants of Performance Unit Awards will be limited to key Employees who make decisions and take independent actions that have a significant impact on the Corporation’s long-term growth and prosperity.

(b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422A(b) (6) of the Code, unless the Option meets the requirements of Section 422A(c) (8).

6.	Stock Options — Terms and Conditions

All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

(a) Price: The Option price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

(b) Period: An Option shall not be granted for a period longer than ten years from date of grant.

(c) Time of Exercise: The Committee may establish installment exercise terms for an Option such that the Option becomes fully exercisable in a series of cumulating portions. The committee may also accelerate the exercise of any Option.

(d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) at the discretion of the Committee, through the delivery of shares of Common Stock with a value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

(e) Termination of Employment: In the event a Participant shall cease to be employed by the Corporation or any subsidiary corporation of the Corporation while he is holding one or more Options, each Option shall expire at the earlier of the expiration of the Option’s term or the following:

(i) up to three years after termination due to normal retirement, or earlier retirement with Committee consent, under a formal plan or policy or the Corporation;

(ii) one year after termination due to disability within the meaning of Section 105(d) 4 of the Code as determined by the Committee;

(iii) one year after the Participant’s death; and

(iv) Coincident with the date of termination if due to any other reasons, except as and to the extent that the Committee may determine otherwise.

In the event of death following termination of employment while any portion of the Option remains exercisable the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant’s death but not beyond the expiration of the Option’s term.

(f) Effect of Leaves of Absence: For the purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any subsidiary corporation of the Corporation on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals 90 days or the date when the Optionee’s right to reemployment with the Corporation or such subsidiary shall no longer be guaranteed either by statute or contract.

(g) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

(i) The aggregate Fair Market Value of the shares of stock, determined as of the time the Option is granted, for which any Participant may be granted Incentive Stock Options under the Plan or any other plan of the Corporation or any subsidiary corporation of the Corporation or any corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Corporation, in any calendar year shall not exceed $100,000 plus any unused limit carryover (or such larger individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted), computed in accordance with Section 422A(c)(4) of the Code. The provisions of this Section 6(g)(i) shall apply only with respect to Options granted prior to January 1, 1987.

(ii) With respect to Options granted on or after January 1, 1987, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under this Plan or any other plan of the Corporation or any subsidiary corporation of the Corporation or any corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Corporation, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted).

(iii) No Incentive Stock Option granted prior to January 1, 1987 shall be exercisable while there is outstanding any other Incentive Stock Option (including any Option qualifying as an Incentive Stock Option by reason of any election by the Corporation pursuant to Section 251(c)(1)(B) of the Economic Recovery Tax Act of 1981) which was granted to the Participant before the grant of such Option under the Plan or any other plan which gives the right to the Participant to purchase stock in the Corporation or in a corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Corporation or a subsidiary corporation of the Corporation or any predecessor corporation of any of such corporations at the time of grant. An Incentive Stock Option shall be treated as outstanding until it is either exercised in full or expires by reason of lapse of time.

(iv) Any participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Option under which the stock was acquired or (ii) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

(h) Any Option shall not be transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

7.	Performance Units — Terms and Conditions

All Performance Units Awards granted under the Plan shall be evidenced by Certificates which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

(a) Granting of Units: The Committee may, at any time prior to the end of the first six months of the applicable Award Period and Subject to the provisions of the Plan, grant awards of Units to persons selected to be Participants in accordance with Section 5(a). In making such Awards the Committee shall prescribe the conditions and terms governing the Awards, including the Performance Goals, Award Periods and Earn-Out Schedules for the awarded Units as provided for in subsection (b) below.

(b) Performance Goals Achievement: In setting Performance Goals for an Award Period the Committee shall establish the following for each Award:

(i) “Target Objective” — the objective or objectives which, if attained, will entitle the Participant to a payment for Units for the applicable Award Period earned equal to a Payment Value of one hundred dollars ($100).

(ii) “Minimum Objective” — the objective or objectives which, if not attained, will result in no Units being earned and no payment to a Participant for the applicable Award Period.

(iii) “Maximum Objective” — the objective or objectives which, if attained will result in a Payment Value greater than the Payment Value for achieving the target objective, subject to the limitation set forth in subsection 4(d).

(iv) “Earn-Out Schedule” — a schedule setting forth the Payment Value which the Participant is entitled to receive if performance over the applicable Award Period is at or above the Minimum Objective. Each schedule may provide for Payment Values at intervening levels of performance achievement between the Minimum Objective and Maximum Objective.

(c) New Hires and Promotions: The Committee may, during the first two years of an Award Period, award Units to persons who become Employees after the start of an Award Period. In that event, the Units awarded such a person shall be subject to the limits of subsection 4(c); provided, however, that the annual rate of salary of such persons at the commencement of his or her employment shall be deemed the annual salary for purposes of subsection 4(c) hereof. Similarly, a Participant who is promoted during an Award Period may receive additional Units under outstanding Awards if such promotion occurs during the first two years of the applicable Award Period. In such event, the aggregate Units covered by any single Award shall be limited as provided in subsection 4(c) using the Participant’s annual rate of salary following such promotion. The Committee may, with respect to such person, make such other or different adjustments in the Units, Earned Units, Performance Goal, Earn-Out Schedules, Target Objective and Minimum Objective as it shall, in its discretion, deem appropriate.

(d) Determination and Time of Payment: After the end of each Award Period, each Participant or Beneficiary shall be entitled to receive from the Corporation an amount equal to the number of Units earned multiplied by the applicable Payment Value, in accordance with the determinations of the Committee and subject to the provisions of the Plan. The determination of the attainment of the Performance Goals shall be made as soon as practicable after the end of the applicable Award Period. Such determination shall follow the completion of the audit of the consolidated financial statements of the Corporation for the year of such Award Period. Based on such determination, the Committee shall determine the number of Units earned, if any, for the applicable Award Period.

(e) Payment: Payments for Units earned shall be made in cash.

(f) Termination of Employment: In the event a Participant ceases to be employed by the Corporation or any subsidiary corporation of the Corporation:

(i) Due to normal retirement, or early retirement with Committee consent, under a formal plan or policy of the Corporation, or total and permanent disability, as determined by the Committee, or death, and provided the Participant has been in the active service of the Corporation or any subsidiary corporation of the Corporation for at least one year since the start of the applicable Award Period, his or her Units shall continue to remain in effect for the duration of the applicable Award Period.

In the event of such a termination of employment, and if any of the Units awarded to a Participant for the applicable Award Periods are earned out, the Participant, or her or his Beneficiary, shall receive a portion of the Participant’s Units for each Award Period determined by multiplying the number of such Units by a fraction, the numerator of which shall be the number of full calendar months between the start of the applicable Award Period and the date that employment terminated, and the denominator of which shall be the number of full calendar months in the applicable Award period.

(ii) In the event that a Participant shall cease to be an employee of the Corporation or any subsidiary corporation of the Corporation upon the occurrence of any other event, all Units held by her or him, for which the Award Periods have not yet ended, shall be cancelled and terminated forthwith, except as and to the extent that the Committee may determine otherwise, provided that the number of Units which may be so determined by the Committee to have been Units for which a payment may be made shall not exceed the number which would have been earned in accordance with the provisions of Subsection 7(b) above.

(iii) For purposes of the preceding, it shall not be considered a termination of employment when a Participant is placed by the Corporation or subsidiary corporation of the Corporation on military or sick leave or such other type of leave of absence, for a period of six months or less, which is considered as continuing intact the employment relationship of the Participant. For any such leave extending beyond six months the Committee shall decide whether and when there has been a termination of employment.

8.	Adjustments

(a) In the event of a stock dividend, stock split or other subdivision, consolidation or change in the shares of Common Stock, or a spin-off, the number of shares of Common Stock available for Options and subject to outstanding Options shall be adjusted proportionately. Likewise, the option price per share of outstanding Options shall be appropriately adjusted.

(b) At any time prior to the completion of an Award Period the Committee may adjust the Performance Goals and other terms and conditions of outstanding Performance Unit Awards to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

9.	Merger, Consolidation or Tender Offer

(a) If the Corporation shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Corporation, each outstanding Option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

(b) In the event that:

(i) any person other than the Corporation shall acquire more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or

(ii) a change in the “control” of the Corporation occurs, as such term is defined in Rule 405 under the Securities Act of 1934; or

(iii) there shall be a sale of all or substantially all of the assets of the Corporation;

any then outstanding Option which has been held for six months or longer by a Participant, who is deemed by the Committee to be a statutory officer or insider for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Option, a cash payment in an amount equal to the difference between the aggregate exercise price of such Option and, (A) in the event of an offer or similar event, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine to conform an Option to preserve its Incentive Stock Option status, times the number of shares of Common Stock covered by the Option, or (B) in the case of any change of control or sale of assets covered by (iii) above, the aggregate fair market value of the shares covered by the Option, as determined by the Committee at such time.

Any payment which the Corporation is required to make pursuant to the above, shall be made within fifteen business days following the event which results in the Participant’s right to such payment. In the event of an offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an Option as results from multiplying such shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer and the denominator of which is the number of shares of Common Stock tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an Option shall be affected by this provision all or such portion of the Option shall be terminated.

Notwithstanding the above, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provision; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or sale or the change of control, whichever occurs earlier.

(c) Subject to the provisions of Sections 4 and 10, but notwithstanding any other provisions of this Plan, the Committee may take such action as it, in its sole discretion, deems necessary or advisable to establish fair and equitable treatment to Participants with respect to any Performance Unit Awards held by them in the event of any merger, reorganization, sale of substantially all the assets of the Corporation, successful tender offer or exchange offer for Common Stock or other securities of the Corporation. In the event of any of the occurrences noted above, the Committee’s action may include the acceleration and proration of the payment of Units based upon actual attainment of the applicable Performance Goals for the portions of the applicable Award Periods up to the date of such occurrence or such adjustments or modifications in the applicable Performance Goals, Award Periods or other conditions and terms of Awards as the Committee deems appropriate.

10.	Amendment and Termination of Plan

(a) The Board, without further approval of the stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the stockholders, which would:

(i) materially modify the eligibility requirements for Participants;

(ii) increase the total number of Performance Units, or the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with subsection 8(a), under the Plan;

(iii) decrease the minimum option price per share;

(iv) increase the maximum Performance Unit Award that can be made to Participants for any Award Period;

(v) increase the maximum Payment Value;

(vi) extend the period for granting Stock Options and Units; or

(vii) materially increase benefits accruing to Participants.

(b) No amendment, suspension or termination of this Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

(c) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

11.	Government and Other Regulations

The obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

12.	Unfunded Plan

The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements or Certificates reflecting grants or awards under this Plan.

13.	Miscellaneous Provisions

(a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any subsidiary corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement or a Certificate.

(b) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(c) Withholding Taxes:

(i) The Corporation shall have the right to withhold from cash payments for earned Units sufficient amounts to cover tax withholding for income and employment taxes, and if the amount of cash payment is insufficient, the Corporation may require the Participant to pay to it the balance required to be withheld.

(ii) Likewise, the Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

(iii) If the Participant is an officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, then an Election is subject to the following additional restrictions:

(A) No Election shall be effective for a Tax Date which occurs within six months of the grant of the Option.

(B) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Corporation’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

(d) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

(e) Legal Considerations: No person, including a Participant, or his or her Beneficiary, shall have any claim or right to the payment of an award, if, in the opinion of counsel for the Corporation, such payment does not comply with legal requirements, or is opposed to governmental public policy.

(f) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate. However, any amounts paid to a Participant with respect to Awards under the Plan shall not affect the level of benefits provided to or received by any Participant (or his or her estate or Beneficiary) as part of any other employee benefit plan of the Corporation.

(g) No Warranty of Tax Effect: Except as may be contained in any Agreement or Certificate, no opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any Awards.

(h) Construction of Plan: The place of administration of the Plan shall be in the Commonwealth of Massachusetts, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Massachusetts.

14.	Stockholder Approval and Effective Dates

Upon approval by the stockholders of the Corporation, this Plan shall become unconditionally effective as of January 1, 1982. No Award Period under this Plan shall commence and no Option shall be granted after December 31, 2001; provided, however, that the Plan and all outstanding Awards granted under the Plan prior to such date shall remain in effect until the applicable Award Periods and Options have expired and the respective number of Units earned, if any, and applicable Payment Values have been determined and earned amounts paid, or until such Awards are cancelled in accordance with the terms of subsections 3(c), 6(e) and (h), 7(f) or 9(b). If the stockholders shall not approve the Plan, the Plan shall not be effective and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.